UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2007

Realogy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32852	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 23, 2007, the Realogy Corporation (the “Company”) issued a press release announcing that, as the surviving corporation upon the consummation of the Company’s pending merger with Domus Acquisition Corp., an affiliate of Apollo Management L.P., it intends to offer $3,150 million in aggregate principal amount of 7-year senior notes, senior floating rate notes and senior PIK toggle notes and 8-year senior subordinated notes (the “Notes”) to qualified buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act (the “Proposed Financing”). The consummation of the Proposed Financing is subject to market and other conditions including, without limitation, the consummation of the merger. A copy of the press release related to the Proposed Financing is attached as Exhibit 99.1 and is incorporated herein by reference.

Certain information concerning the Company set forth in Exhibit 99.2 hereto and incorporated herein by reference is being provided to certain persons in connection with the Proposed Financing.

The offering of the notes will not be registered under the Securities Act, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The information contained in this report is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Realogy Corporation on March 23, 2007

Exhibit 99.2	Regulation FD Disclosure

The information contained in this Exhibit 99.1 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual results, performance or achievements to differ materially from those expressed in such forward-looking statements include but are not limited to: risks associated with the Proposed Financing; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with affiliates of Apollo Management, L.P.; the outcome of any legal proceedings that have been or may be instituted against Realogy and others relating to the merger agreement; the inability to complete the Realogy’s pending merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions

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to consummation of the merger; the failure to consummate the Proposed Financing or to obtain the other necessary debt financing arrangements set forth in commitment letters received in connection with the merger; the failure of the merger to close for any other reason; adverse developments in general business, economic and political conditions or any outbreak or escalation of hostilities on a national, regional or international basis; a decline in the number of home sales and/or prices, local and regional conditions in the areas where our franchisees and brokerage operations are located; our inability to access capital and/or asset backed markets on favorable terms; risks inherent in Realogy’s separation from Cendant and the related transaction; and other risk factors discussed from time to time by Realogy in reports filed with the Securities Exchange Commission (“SEC”).

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Realogy’s filings with the SEC, including Realogy’s Annual Report on Form 10-K for the year ended December 31, 2006, such as “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for Realogy’s ongoing obligations to disclose material information under the federal securities laws, Realogy undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Anthony E. Hull
Executive Vice President, Chief Financial Officer and Treasurer

Date: March 23, 2007

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REALOGY CORPORATION

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Realogy Corporation on March 23, 2007

Exhibit 99.2	Regulation FD Disclosure

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